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                                                                   EXHIBIT 10.19

$210,000.00                                                      October 6, 1997

                             SECURED PROMISSORY NOTE



                  FOR VALUE RECEIVED, the undersigned, Andrew Hines (the "Maker"), hereby promises to pay to Outboard Marine Corporation (the "Payee"), at its offices located at 100 Sea-Horse Drive, Waukegan, Illinois 60085 or at such other place as Payee or any holder hereof may from time to time designate to Maker in writing, the principal sum of two hundred and ten thousand dollars ($210,000) plus accrued and unpaid interest on the unpaid principal amount hereof as provided herein, in lawful money of the United States, in accordance with the terms hereafter set forth. Terms used herein and not defined herein shall have the meanings ascribed to them in the Pledge and Security Agreement (as defined below).

                  Interest shall be payable quarterly on March 31, June 30, September 30, and December 31 of each calendar year at an annual rate of 5.81% from the date hereof until payment of the principal amount hereof in full. The principal amount shall be due and payable in full on the earliest of (i) October 6, 2000, (ii) termination of the Maker's employment for any reason with the Payee, or (iii) the Maker's sale, transfer, pledge, hypothecation or other disposal of (a "Sale") any of the Pledged Collateral or the Released Shares under the Pledge and Security Agreement of even date herewith between the Maker and the Payee (the "Pledge and Security Agreement"), provided that if Maker sells, transfers, pledges, hypothecates or otherwise disposes of any of the Pledged Collateral or the Released Shares, the amount of principal and accrued interest hereunder due and payable to Payee as a result of such Sale shall only equal the amount of the net proceeds resulting from such Sale. If for any reason Maker sells, transfers, pledges, hypothecates or otherwise disposes of any of the Pledged Collateral or the Released Shares, the net proceeds resulting from such Sale shall be applied to reduce the principal and all accrued and unpaid interest hereunder. Interest hereunder shall be computed on the basis of the actual number of days elapsed over the period of a 365-day year. This Note may be prepaid in whole or in part without premium or penalty. Maker hereby waives diligence, demand, presentment, protest and (except as herein provided) notice, and assent to extensions of time of
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payments, releases, surrender or substitution of security or forbearance or other indulgence, without notice.

                  All payments shall be applied first to accrued and unpaid interest hereunder and then to the principal balance hereof. If the Maker shall default in the punctual payment of any sum payable hereunder or upon the occurrence of any Event of Default under the Pledge and Security Agreement, after ten (10) days' notice of such default is given, Payee or any holder hereof may exercise any and all of its rights and remedies at law or in equity or otherwise, including any rights arising under the Pledge and Security Agreement, all such rights and remedies being cumulative, nonexclusive and enforceable alternatively, successively and concurrently. Payee shall have the right to set off all or a portion of any amounts due to Maker by the Payee or its subsidiaries against the amounts due to Payee from Maker with respect to due and unpaid interest or principal. Maker acknowledges and agrees that Maker's obligation to pay principal and interest hereunder shall not be subject to any counterclaims, offsets or defenses against Payee or any holder of this Note that are presently existing or which may arise in the future.

                  If, after the due date for the payment of any principal or interest hereunder, this Note is referred to an attorney for collection, Maker shall be liable for reasonable attorneys' fees and expenses and other reasonable expenses and costs of collection.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREUNDER AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF MAKER AND SHALL INURE TO THE BENEFIT OF PAYEE, ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

                  The Maker hereby irrevocably consents to the jurisdiction of the Courts of the State of New York and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to this Note. The Maker further agrees that Maker will not commence or move to transfer any action or proceeding, arising out or relating to the provisions of this Note, in any Court other than one located in the State of New York. In any such litigation, the Maker waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified mail directed to


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the Maker at Maker's address as specified for the purposes of notice under
Section 6.2 of the Pledge and Security Agreement.

                  This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. No extension of the date on which payment is due shall be effective unless signed by Payee.

                  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected.



                                                           /s/ Andrew Hines
                                                      --------------------------
                                                      Andrew Hines


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